FOURTH AMENDMENT TO THE
GPI SAVINGS PLAN
(As Amended and Restated Effective January 1, 2015)

WHEREAS, Graphic Packaging International, Inc. (the “Company”) maintains for the benefit of its employees the GPI Savings Plan (the “Plan”); and

WHEREAS, Section 13.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and

WHEREAS, the Company has agreed to acquire the assets (the “Transaction”) of Metro Packaging & Imaging, Inc. (“Metro Packaging”); and

WHEREAS, in connection with the Transaction, employees of Metro Packaging will become employees of the Company effective as of the closing date of the Transaction (the “Closing Date”); and

WHEREAS, the Retirement Committee deems it desirable to amend the Plan to recognize employees’ service with Metro Packaging for purposes of the Plan;

NOW, THEREFORE, BE IT RESOLVED, that, effective as of the Closing Date, the Plan is hereby amended as follows:

1.Subsection 1.101 of the Plan is amended by adding the following sentence to the end thereof:

“An Employee’s period of service with Metro Packaging & Imaging, Inc., to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by Metro Packaging & Imaging, Inc. immediately prior to the closing of the acquisition of Metro Packaging & Imaging, Inc. by the Company.”

2.Subsection 1.102(d) of the Plan is amended to read as follows:

(d)    Predecessor Employer. An Employee’s periods of employment credited for vesting purposes under the Altivity Plan as of December 31, 2008 and the Rose City Plan as of December 31, 2015 will be taken into account in determining his Years of Vesting Service. An Employee’s periods of employment with Carded Graphics, LLC will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by Carded Graphics, LLC as of the close of business on September 31, 2015. An Employee’s periods of employment with Walter G. Anderson, Inc. will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by Walter G. Anderson, Inc. immediately prior to the closing of the acquisition of Walter G. Anderson, Inc. by the Controlling Company. An Employee’s periods of employment with Metro Packaging & Imaging, Inc. will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by Metro Packaging & Imaging, Inc. immediately prior to the closing of the acquisition of Metro Packaging & Imaging, Inc. by the Company.

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Fourth Amendment to the GPI Savings Plan this 29th day of March, 2016.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By:	/s/ Brad Ankerholz
Brad Ankerholz

By:	/s/ Carla J. Chaney
Carla J. Chaney

By:	/s/ Debbie Frank
Debbie Frank

By:	/s/ Stephen Scherger
Stephen Scherger

By:	/s/ Brian A. Wilson
Brian A. Wilson

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